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(MKS LOGO)                                                          EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

                                                            Contact: Ron Weigner
                                      Vice President and Chief Financial Officer
                                                                    978.284.4446

               MKS INSTRUMENTS REPORTS FIRST QUARTER 2005 RESULTS

     Wilmington, Mass. -- April 26, 2005 -- MKS Instruments, Inc. (NASDAQ:
MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported first quarter 2005 financial results that exceeded revenue and earnings guidance given on February 10, 2005. Net sales were $127.4 million, down 4.2 percent from $133.0 million in the first quarter of 2004 and down 2.6 percent from $130.9 million in the fourth quarter of 2004.

     GAAP net earnings were $5.5 million, or $0.10 per diluted share, compared to $12.7 million, or $0.23 per diluted share, in the first quarter of 2004. Fourth quarter 2004 GAAP net earnings of $24.1 million, or $0.44 per diluted share, included a non-cash adjustment to reverse a previously established valuation allowance against net deferred tax assets. Excluding this adjustment, fourth quarter 2004 net earnings were $7.4 million, or $0.14 per diluted share.

     Non-GAAP earnings, which exclude amortization of acquired intangible assets and special items, were $8.0 million, or $0.15 per diluted share, compared to $16.8 million, or $0.31 per diluted share in the first quarter of 2004, and $11.1 million, or $0.20 per diluted share, in the fourth quarter of 2004.

     "Our sales and earnings exceeded our guidance, and gross margin improved in the first quarter," said John Bertucci, Chairman and Chief Executive Officer. "We continued to develop products that enhance the performance and productivity of process tools, and to work with semiconductor customers on next generation opportunities. We continued to have success at the leading edge, where utilization rates are higher. We are participating in many customer evaluations of our products, including subsystems that integrate multiple technologies, and I am pleased with our success.
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     "Looking ahead, based on current customer order patterns, second quarter
2005 sales could remain essentially flat and range from $124 to $129 million. GAAP net earnings could range from $0.10 to $0.13 per diluted share, and non-GAAP earnings could range from $0.14 to $0.17 per diluted share. Our visibility is limited because of our short lead times, making it difficult to estimate business levels beyond the current quarter. However, we tend to reflect broad industry trends, because we provide a range of solutions to semiconductor OEMs and fabs, and our process monitoring and control products are on most front-end processes. Based on some recently published industry spending forecasts and surveys, we are cautiously optimistic about the outlook for the balance of this year."

     The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS has historically been acquisitive, and MKS' management believes the presentation of non-GAAP financial measures, which exclude the costs associated with acquisitions and other special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

     Management will discuss first quarter financial results on a conference call today at 5:00 p.m. (Eastern Daylight Time). A live web cast and replay of the conference call will be available at www.mksinstruments.com in the "Investors" section. To hear a telephone replay through May 3, 2005, dial 303-590-3000, pass code 11027307#.

     MKS Instruments, Inc. is a leading worldwide provider of process control solutions for advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers' uptime, yield and throughput, and improving their productivity and return on invested capital.

     This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS' future growth and the future financial performance of MKS. These projections or statements
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are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS' major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###
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                              MKS INSTRUMENTS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               Three Months Ended
                                                   ------------------------------------------
                                                   March 31,      March 31,     December 31,
                                                      2005          2004            2004
                                                   ---------      ---------     ------------
Net sales                                          $ 127,407      $ 132,985      $ 130,859
Cost of sales                                         78,045         78,756         82,716
                                                   ---------      ---------      ---------
Gross profit                                          49,362         54,229         48,143


Research and development                              14,549         14,336         13,816
Selling, general and administrative                   23,849         20,152         21,500
Amortization of acquired intangible assets             3,690          3,693          3,691
Restructuring charges                                    454            437             --
                                                   ---------      ---------      ---------
Income from operations                                 6,820         15,611          9,136

Interest income, net                                   1,098            272            873
                                                   ---------      ---------      ---------

Income before income taxes                             7,918         15,883         10,009
Provision (benefit) for income taxes                   2,460          3,177        (14,106)
                                                   ---------      ---------      ---------
Net income                                         $   5,458      $  12,706      $  24,115
                                                   =========      =========      =========

Net income per share:

  Basic                                            $    0.10      $    0.24      $    0.45
  Diluted                                          $    0.10      $    0.23      $    0.44

Weighted average shares outstanding:

  Basic                                               53,878         53,255         53,680
  Diluted                                             54,393         55,085         54,272



THE FOLLOWING SUPPLEMENTAL NON-GAAP
EARNINGS INFORMATION IS PRESENTED TO AID IN
UNDERSTANDING MKS'S OPERATING RESULTS:

GAAP net income                                    $   5,458      $  12,706      $  24,115

Adjustments (net of tax):

   Amortization of acquired intangible assets          2,306          3,693          3,691
   Restructuring charges                                 272            437             --
   Benefit for income taxes (NOTE 1)                      --             --        (16,729)
                                                   ---------      ---------      ---------
Non-GAAP net income (NOTE 2)                       $   8,036      $  16,836      $  11,077
                                                   =========      =========      =========

Non-GAAP net income per share (NOTE 2)             $    0.15      $    0.31      $    0.20
Weighted average shares outstanding - diluted         54,393         55,085         54,272

NOTE 1: The three month period ended December 31, 2004 includes a benefit of $16,729 for the reversal of the previously established valuation allowance against net deferred tax assets.

NOTE 2: The Non-GAAP net income and non-GAAP net income per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.
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                              MKS INSTRUMENTS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                March 31,    December 31,
                                                  2005          2004
                                                  ----          ----
ASSETS

Cash and short-term investments                 $244,917      $235,900
Trade accounts receivable                         82,770        82,315
Inventories                                       97,663        99,633
Other current assets                              21,986        22,037
                                                --------      --------
            Total current assets                 447,336       439,885


Property, plant and equipment, net                80,197        80,917
Long-term investments                              2,597         4,775
Goodwill                                         256,114       255,740
Other acquired intangible assets                  37,806        41,604
Other assets                                       5,382         5,756
                                                --------      --------

Total assets                                    $829,432      $828,677
                                                ========      ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt                                 $ 21,802      $ 24,509
Accounts payable                                  26,283        23,338
Accrued expenses and other liabilities            39,180        44,338
                                                --------      --------
            Total current liabilities             87,265        92,185


Long-term debt                                     6,690         6,667
Other long-term liabilities                        3,621         3,191

Stockholders' equity:

Common stock                                         113           113
Additional paid-in capital                       632,808       631,760
Retained earnings                                 87,535        82,077
Other stockholders' equity                        11,400        12,684
                                                --------      --------
            Total stockholders' equity           731,856       726,634
                                                --------      --------

Total liabilities and stockholders' equity      $829,432      $828,677
                                                ========      ========